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                                                                          [LOGO]
                                                                    THE HARTFORD

GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER ("GMAB")

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
BENEFIT SUMMARY          This Rider, subject to the conditions described below, guarantees that if the Account
                         Value at the end of the GMAB Guarantee Period ("Benefit Date") shown in the Additional
                         Benefits and Riders Section of the Policy Specifications, is less than the Benefit Amount as calculated on that date, the Account Value will be increased by an amount equal to the difference between the Account Value and the Benefit Amount.
                         This Rider has no cash value.
DEFINITIONS              BENEFIT AMOUNT: the sum of the total Premiums received by us, adjusted for Withdrawals and
                         Decreases in Face Amount, as of the Benefit Date.
                         BENEFIT DATE: the last day of the GMAB Guarantee Period. This is the date the Benefit
                         Amount is calculated.
                         CUMULATIVE RIDER PREMIUM: the premium required to maintain the Rider. On the first Monthly
                         Activity Date following the Policy Date, the Cumulative Rider Premium is the Monthly Rider
                         Premium shown in the Additional Benefits and Riders Section of the Policy Specifications.
                         On each Monthly Activity Date thereafter, the Cumulative Rider Premium is (a) the
                         Cumulative Rider Premium on the previous Monthly Activity Date; plus (b) the current
                         Monthly Rider Premium.
                         GMAB GUARANTEE PERIOD: the period shown in the Additional Benefits and Riders section of the Policy Specifications.
THE BENEFIT              This Benefit provides that if the Account Value on the Benefit Date is less than the
                         Benefit Amount, the Account Value will be increased by an amount to equal the difference between the Account Value and the Benefit Amount, provided:
                         1. the Policy is in force; and
                         2. the required Cumulative Rider Premium has been received by Us as of such date.
                         The amount by which the Account Value is increased will be allocated to the Sub-Account(s)
                         shown on Page 3 of the Policy on the Valuation Day immediately following the Benefit Date.
                         You may then change such allocation by notifying us In Writing or in a manner satisfactory to Us.
                         Following such increase to the Account Value:
                         1. this Rider will terminate and may not be reinstated;
                         2. Rider Charges will cease; and
                         3. All other terms and conditions of the Policy will continue to apply.
ANNUAL CUMULATIVE        During the GMAB Guarantee Period, We will perform an annual test on each Policy
PREMIUM TEST             Anniversary to determine if the required Cumulative Rider Premium has been received by Us.
                         If the required premium has not been received by Us as of the date the test is performed, the Rider will be in danger of terminating as described below under the Rider Default and
                         Grace Period provision.
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
RIDER DEFAULT AND        RIDER DEFAULT
GRACE PERIOD             The Rider will go into default on any date a Cumulative Rider Premium Test is performed as described above and it is determined that We have not received the required Cumulative
                         Rider Premium. In such an event, We will send You a notice specifying the minimum premium required to keep the Rider from terminating. The notice will be mailed at least 30 days prior to termination of the Rider to both You and any assignee of record, at the last known address(es). This notice will tell You the minimum premium requirement to keep the
                         Rider from terminating.
                         RIDER GRACE PERIOD
                         We will keep the Rider in force for the 30-day period following the date of Rider default.
                         However, if We have not received the required premiums specified in the notice by the end of such 30-day period, the Rider will terminate.
IMPACT OF WITHDRAWALS    WITHDRAWALS
AND FACE AMOUNT          Withdrawals made during the GMAB Guarantee Period will reduce the Benefit Amount
DECREASES                proportionately based on the Account Value at the time of the Withdrawal.
                         DECREASES IN FACE AMOUNT
                         Decreases in Face Amount during the GMAB Guarantee Period will reduce the Benefit Amount proportionately based on the current Face Amount at the time of the decrease. In addition, such decrease will cause a new Monthly Rider Premium to be calculated. We will send You a notice of the new Monthly Rider Premium, which will be used in calculating the Cumulative
                         Rider Premium in subsequent months.
INVESTMENT RESTRICTIONS  At anytime on or after the Rider Effective Date, We may limit the Sub-Account(s) in which
                         You may allocate all or a portion of Your Account Value. We may require that You allocate such amounts in accordance with any asset allocation models, investment programs,
                         Sub-Account(s), fund of funds Sub-Account(s), or other investment vehicle that We direct
                         You follow from time to time, on or after the Rider Effective Date. We may change these asset allocation models, investment programs, Sub-Account(s), fund of funds
                         Sub-Account(s), or other investment vehicle from time to time, on or after the Rider
                         Effective Date. Any transfers required to reallocate amounts will not be used in determining the number of transfers allowed during a Policy Year. If We exercise the terms of this provision, You have the right to terminate this Rider at any time as described in the Rider Termination Section.
PREMIUM RESTRICTIONS     At anytime on or after the Rider Effective Date, We may limit Premium payments to no greater than 200% of the annualized Monthly Rider Premium for the Policy Year. Any excess
                         Premium will be refunded to You.
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
RIDER CHARGE             The charge for this Rider will automatically be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount. It will continue to be deducted until this Rider is terminated in accordance with the Rider Termination provision. Such charge for any Monthly Activity Date will not exceed the Maximum Monthly
                         Charge Rate shown in the Additional Benefits and Riders section of the Policy
                         Specifications.
RIDER TERMINATION        TERMINATION
                         To terminate this Rider, notify Us In Writing. Otherwise, it will continue until the earlier of the following:
                         1. when the Policy terminates;
                         2. when We receive Your request, In Writing, to cancel it;
                         3. the Benefit Date;
                         4. the end of the 30-day period during which the Premium amount required to maintain this
                         Rider is not received by Us;
                         5. the date We approve a request from You, In Writing, to increase the Face Amount;
                         or
                         6. the date We approve a request, In Writing, from You to accelerate the Death Benefit as may be provided under an accelerated death benefit rider attached to the Policy.
REINSTATEMENT            This Rider may not be reinstated, except in the event the Policy terminates and is subsequently reinstated during the GMAB Guarantee Period.
GENERAL PROVISIONS       This Rider will be a part of the Policy to which it is attached, and except as noted
                         above, it is subject to all conditions and limitations of such Policy. The Rider's Date of
                         Issue and Effective Date are shown in the Additional Benefits and Riders section of the
                         Policy.
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Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

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
     /s/ Richard G. Costello              /s/ John C. Walters
     -----------------------------------  -----------------------------------
     RICHARD G. COSTELLO,                 JOHN C. WALTERS,
     SECRETARY                            PRESIDENT
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                                                                          [LOGO]
                                                                    THE HARTFORD

GUARANTEED PAID-UP DEATH BENEFIT RIDER

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
BENEFIT SUMMARY          This Rider, subject to the conditions described below, gives You the option to continue
                         Your Policy as Paid-Up Life Insurance at the end of the Rider Guarantee Period ("Benefit
                         Date") shown in the Additional Benefits and Riders section of the Policy Specifications with a Death Benefit at least equal to the sum of the total Premiums received by Us, reduced by Indebtedness and any Withdrawals or Face Amount Decreases, as of the Benefit
                         Date.
                         This Rider has no cash value.
DEFINITIONS              BENEFIT DATE: the last day of the Rider Guarantee Period.
                         CUMULATIVE RIDER PREMIUM: the premium required to maintain the Rider. On the first Monthly
                         Activity Date following the Policy Date, the Cumulative Rider Premium is the Monthly Rider
                         Premium shown in the Additional Benefits and Riders Section of the Policy Specifications.
                         On each Monthly Activity Date thereafter, the Cumulative Rider Premium is (a) the
                         Cumulative Rider Premium on the previously Monthly Activity Date; plus (b) the current
                         Monthly Rider Premium.
                         RIDER GUARANTEE PERIOD: the period shown in the Additional Benefits and Riders section of the Policy Specifications.
THE BENEFIT              GENERAL
                         This Benefit gives You the option to continue the Policy as Paid-Up Life Insurance on the
                         Benefit Date provided:
                         1. the Policy is in force; and
                         2. the required Cumulative Rider Premium has been received by Us as of such date.
                         We will notify You, In Writing, at least 60 days prior to the Benefit Date of Your option to continue the Policy as Paid-Up Life Insurance according to the terms of the Rider. We must receive Your request to exercise this option within such 60-day period.
                         Upon Our receipt of Your request to exercise this option, We will continue the Policy as
                         Paid-Up Life Insurance effective as of the Benefit Date. The Death Benefit of the paid-up policy will be at least equal to the sum of the total Premiums received by Us as of the
                         Benefit Date, adjusted by Indebtedness and any Withdrawals or Decreases in Face Amounts
                         made under the Policy as of that date, or an amount calculated using the Account Value, minus Indebtedness, as a net single premium as of the Benefit Date at the then Attained
                         Age of the Insured based on 5% interest, if greater. Subsequent cash values of the paid-up policy upon surrender will be based on the same mortality table used for the Policy to which this rider is attached as shown in the Policy Specifications and 5% interest. No loans or withdrawals will be allowed under the Paid-Up Life Insurance Policy. In addition, this Rider, and any other Riders attached to the Policy, will terminate.
                         In the absence of any instructions from You to exercise the Rider Benefit, the Policy will continue with no modifications to its terms and conditions and this Rider will terminate on the Benefit Date, except as described below.
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
THE BENEFIT              If, on the Benefit date, the Policy is being kept inforce by the No Lapse Guarantee
(CONTINUED)              provision, We will automatically continue the Policy as Paid-Up Life Insurance with a
                         Death Benefit equal to the Benefit Amount as calculated on the Benefit Date as described above. In addition, this Rider, and any other Riders attached to the
                         Policy, will terminate. We will notify You if this occurs.
ANNUAL CUMULATIVE        During the Rider Guarantee Period, We will perform an annual test on each Policy
PREMIUM TEST             Anniversary to determine if the required Cumulative Rider Premium has been received by Us.
                         If the required premium has not been received by Us as of the date the test is performed, the Rider will be in danger of terminating as described below under the
                         Rider Default and Grace Period provision.
RIDER DEFAULT AND        RIDER DEFAULT
GRACE PERIOD             The Rider will go into default on any date a Cumulative Rider Premium Test is performed as described above and it is determined that We have not received the required Cumulative Rider Premium. In such an event, We will send You a notice specifying the minimum premium required to keep the Rider from terminating. The notice will be mailed at least 30 days prior to termination of the Rider to both You and any assignee of record, at the last known address(es). This notice will tell You the minimum premium requirement to keep the Rider from terminating.
                         RIDER GRACE PERIOD
                         We will keep the Rider in force for the 30-day period following the date of Rider default. However, if We have not received the required premiums specified in the notice by the end of such 30-day period, the Rider will terminate.
IMPACT OF WITHDRAWALS    WITHDRAWALS
AND FACE AMOUNT          Withdrawals made during the Rider Guarantee Period will reduce the Rider Benefit
DECREASES                Amount proportionately based on the Account Value at the time of the Withdrawal.
                         DECREASES IN FACE AMOUNT
                         Decreases in Face Amount during the Rider Guarantee Period will reduce the Benefit
                         Amount proportionately based on the current Face Amount at the time of the decrease.
                         In addition, such decrease will cause a new Monthly Rider Premium to be calculated.
                         We will send You a notice of the new Monthly Rider Premium, which will be used in calculating the Cumulative Rider Premium in subsequent months.
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
INVESTMENT RESTRICTIONS  At anytime on or after the Rider Effective Date, We may limit the Sub- Account(s) in which
                         You may allocate all or a portion of Your Account Value. We may require that You allocate such amounts in accordance with any asset allocation models, investment programs,
                         Sub-Account(s), fund of funds Sub- Account(s), or other investment vehicle that We direct
                         You follow from time to time, on or after the Rider Effective Date. We may change these asset allocation models, investment programs, Sub-Account(s), fund of funds
                         Sub-Account(s), or other investment vehicle from time to time, on or after the Rider
                         Effective Date. Any transfers required to reallocate amounts will not be used in determining the number of transfers allowed during a Policy Year. If We exercise the terms of this provision, You have the right to terminate this Rider at any time as described in the Rider Termination Section.
RIDER CHARGE             The charge for this Rider will automatically be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount. It will continue to be deducted until this Rider is terminated in accordance with the Rider Termination provision. Such charge for any Monthly Activity Date will not exceed the Maximum Monthly
                         Charge Rate shown in the Additional Benefits and Riders section of the Policy
                         Specifications.
RIDER TERMINATION        TERMINATION
                         To terminate this Rider, notify Us In Writing. Otherwise, it will continue until the earlier of the following:
                         1. when the Policy terminates;
                         2. when We receive Your request, In Writing, to cancel it;
                         3. the Benefit Date;
                         4. the end of the 30-day period during which the Premium amount required to maintain this
                         Rider is not received by Us;
                         5. the date We approve a request, In Writing, from You to increase the Face Amount;
                         or
                         6. the date We approve a request, In Writing, from You to accelerate the Death Benefit as may be provided under an accelerated death benefit rider attached to the Policy.
REINSTATEMENT            This Rider may not be reinstated, except in the event the Policy terminates and is subsequently reinstated during the Rider Guarantee Period.
GENERAL PROVISIONS       This Rider will be a part of the Policy to which it is attached, and except as noted
                         above, it is subject to all conditions and limitations of such Policy. The Rider's Date of
                         Issue and Rider Effective Date are shown in the Additional Benefits and Riders section of the Policy.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

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
     /s/ Richard G. Costello              /s/ John C. Walters
     -----------------------------------  -----------------------------------
     RICHARD G. COSTELLO,                 JOHN C. WALTERS,
     SECRETARY                            PRESIDENT
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POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

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                    ADDITIONAL BENEFITS AND RIDERS
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GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER ("GMAB")

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
RIDER DATE OF ISSUE:     JANUARY 1, 2008
RIDER EFFECTIVE DATE:    JANUARY 1, 2008
GMAB GUARANTEE PERIOD:   JANUARY 1, 2008 -- DECEMBER 31, 2027
MONTHLY RIDER PREMIUM:   $195.00
MAXIMUM MONTHLY RIDER    0.075% PER MONTH (0.90% PER
CHARGE RATE:             YEAR) OF THE ACCUMULATED VALUES IN THE SUB-ACCOUNTS.
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GUARANTEED PAID-UP DEATH BENEFIT RIDER

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
RIDER DATE OF ISSUE:     JANUARY 1, 2008
RIDER EFFECTIVE DATE:    JANUARY 1, 2008
RIDER GUARANTEE PERIOD   JANUARY 1, 2008 -- DECEMBER 31, 2027
MONTHLY RIDER PREMIUM:   $34.50
MAXIMUM MONTHLY RIDER    0.0625% PER MONTH (0.75% PER YEAR)
CHARGE RATE:             OF THE ACCUMULATED VALUES IN THE SUB-ACCOUNTS.
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